CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No.33-54831) of WHX Corporation of our report dated February 10, 1997 appearing on page 24 of this Form 10-K.


/s/ Price Waterhouse LLP
------------------------
Price Waterhouse LLP
Pittsburgh, Pennsylvania
March 10, 1997